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Exhibit 99(b)

        NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

14,148,518 Shares of Broadwing Common Stock
for all the outstanding shares of
Broadwing Communications Inc. Exchangeable Preferred Stock
and

CONSENT SOLICITATION

        This notice of guaranteed delivery or one substantially like it must be used to accept the exchange offer and consent solicitation of Broadwing Inc. ("Broadwing"), made pursuant to the prospectus and solicitation statement dated    , 2003 and the related consent and letter of transmittal, if (i) your certificate(s) representing shares of 12 1/2% Series B Junior Exchangeable Preferred Stock (the "BCI Preferred Stock") of Broadwing Communications Inc. ("BCI") are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or (iii) you cannot deliver the certificate(s) and/or all other required documents to The Bank of New York (the "exchange agent") prior to the expiration date (as defined in the prospectus and solicitation statement). You may deliver this notice of guaranteed delivery by hand, facsimile transmission or mail to the exchange agent, which must include a guarantee by an eligible institution as set forth herein. See "The Exchange Offer, Consent Solicitation and Merger—Guaranteed Delivery" in the prospectus and solicitation statement.

THE EXCHANGE AGENT FOR THE
EXCHANGE OFFER AND CONSENT SOLICITATION IS:

THE BANK OF NEW YORK

Reorganization Department, 7e
Attention: Diane Amoroso
101 Barclay Street
New York, New York 10286

Telephone: (212) 815-3738
Facsimile: (212) 298-1915

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A CONSENT AND LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE CONSENT AND LETTER OF TRANSMITTAL.

        Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the prospectus and solicitation statement, and the related consent and letter of transmittal, the receipt of which is hereby acknowledged, I hereby tender to you the number of shares of BCI Preferred Stock set forth below and give consents to the approval to the Amended Certificate of Designation of the Powers, Preferences and Relative, Participanting, Optional and Other Special Rights of 12 1/2% Junior Exchangeable Preferred Stock Due 2009 and 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 and Qualifications, Limitations and Restrictions Thereof in the form attached as Annex A to the prospectus and solicitation statement (the "Amended Certificate of Designation"), pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer, Consent Solicitation and Merger—Guaranteed Delivery" in the prospectus and solicitation statement.

(PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURES)

Name(s) of Registered Holders:	Number of Shares of BCI Preferred Stock
Tendered:
Address(es)	Certificate No(s). (if applicable)

(Include Zip Code)
Area Code and Tel. No(s).:	Total Number of Shares Represented by BCI
Preferred Stock Certificates:
Dated:	Window Ticket No. (if any):
Signature (s):

IF SHARES OF BCI PREFERRED STOCK WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PLEASE PROVIDE THE FOLLOWING INFORMATION:
Account Number:
Transaction Code Number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (i) guarantees that either the certificates representing the shares of BCI Preferred Stock tendered hereby in proper form for transfer or a confirmation of a book-entry transfer of such shares of BCI Preferred Stock into the exchange agent's account at the Depository Trust Company in each case together with a properly completed and duly executed consent and letter of transmittal and any required signature guarantees, or an "agent's message" (as defined in the prospectus and solicitation statement) in connection with a book-entry transfer, and any other documents required by the consent and letter of transmittal will be received by the exchange agent at one of its addresses set forth above, in each case within three New York Stock Exchange trading days after the date hereof, (ii) represents that the holder on whose behalf this tender is being made owns the shares of BCI Preferred Stock being tendered with the meaning of Rule 14d-1 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14d-1"), and (iii) represents that the tender of such shares of BCI Preferred Stock complies with Rule 14d-1.

(PLEASE TYPE OF PRINT EXCEPT FOR SIGNATURE)

Name of Firm	Authorized Signature

Name

Address	Title

Area Code and Telephone Number	Date

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF BCI PREFERRED STOCK WITH THIS NOTICE. STOCK CERTIFICATES SHOULD BE SENT TOGETHER WITH YOUR CONSENT AND LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEES)
(PLEASE TYPE OF PRINT EXCEPT FOR SIGNATURE)